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                                                                   EXHIBIT 10.17


                               CheMatch.com, Inc.
                        2900 North Loop West, Suite 1120
                                Houston, TX 77092


                                                              Carl D. McCutcheon
                                           President and Chief Executive Officer


January 22, 2000


Muehlstein Holding Corporation

Via E-mail:  Ron.Restivo@Muehlstein.com

Ladies and Gentlemen:

         This letter will evidence our mutual understanding and agreement with respect to the strategic alliance (the "Strategic Alliance") between CheMatch.com, Inc., a Delaware corporation (the "Company") and Muehlstein Holding Corporation, a Delaware corporation ("Purchaser").

1.       Purchase of Company Common Stock by Purchaser.
         ---------------------------------------------

          (a) Purchaser hereby agrees to purchase 204,291 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to a Subscription Agreement (in the form attached hereto as Exhibit A) for $1,000,008.89 in cash and the execution of a promissory note (the "Note") (in the form attached hereto as Exhibit B) in favor of the Company in aggregate principal amount of $1,000,008.89. At least one half of the shares of Common Stock purchased by Purchaser pursuant to the Subscription Agreement will be subject to a Security Agreement (in the form attached hereto as Exhibit C).

          (b) The Note will be payable in eight consecutive quarterly installments of $125,000.00 payable January 1, April 1, July 1 and October 1, commencing April 1, 2000. With each payment, a dollar-for-dollar credit will accrue to Purchaser's trading account against which one-sided commissions generated by Purchaser pursuant to that certain Participant Agreement between Purchaser and the Company (the "Participant Agreement"), will be debited. To the extent that Purchaser expects to generate one-sided commissions under the Participant Agreement in excess of $125,000.00, the Note may be prepaid to increase the credit in Purchaser's trading account. Any credit attributable to payments on the Note that remain in Purchaser's trading account as of May 1, 2002 will be cancelled.

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2.       Other Obligations and Agreements.
         --------------------------------

          (a) Use of Names. Neither party to this agreement may reference the other party to this agreement in presentations, advertising, promotions or other published information without the other party's prior consent (which consent shall not be unreasonably withheld); provided, however, that either party may make such disclosure if in the reasonable opinion of such party's counsel such disclosure is required by law under the circumstances.

          (b) Exclusivity. Purchaser shall commit good faith efforts to use the Company's trading platform on an exclusive basis (except to the extent provided hereinafter) from the date hereof through December 31, 2001 for any chemicals and plastics that it buys, sells, trades, auctions, reverse auctions or otherwise transfers using e-Commerce to the extent such products are then traded over the Company's system. Notwithstanding the foregoing, however, Purchaser reserves the right, in its sole discretion, but acting in good faith, to utilize other platforms as well as its own platform (if one should be established) (i) for selling and buying purposes or (ii) where suppliers require the use of other platforms.

3.       Miscellaneous.
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          (a)  The Strategic Alliance, this letter agreement and all documentation contemplated by this letter shall be governed by the laws of the State of Texas, without regard to any conflict of laws principles.

          (b) Each of Purchaser and the Company will bear its own costs and expenses of the preparation of the documentation and performance of the obligations set forth in this letter.

         If this letter correctly sets forth our understanding, please indicate your acceptance by executing this letter in the space provided below.


                                            Very truly yours,

                                            /s/ CARL D. MCCUTCHEON

                                            Carl D. McCutcheon



ACCEPTED AND AGREED TO
THIS 27th DAY OF JANUARY, 2000:


MEUHLSTEIN HOLDING CORPORATION


By: /s/ RONALD J. RESTIVO
   -----------------------------------------
Name: Ronald J. Restivo
Title: Chief Financial Officer


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